Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement No. 333-205347 on Form S-1 of our report dated February 26, 2015 relating to the consolidated and combined financial statements of Atara Biotherapeutics, Inc. and its subsidiaries (collectively the “Company”) appearing in the Annual Report on the Form 10-K of Atara Biotherapeutics for the year ended December 31, 2014.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

July 9, 2015